SCHRODER SERIES TRUST

EIGHTH AMENDED AND RESTATED MULTICLASS (RULE 18F-3) PLAN

DECEMBER 16, 2014

This Eighth Amended and Restated Plan is adopted by Schroder Series Trust (the “Trust”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”), in order to document the separate arrangements and expense allocations of each of the classes of shares of beneficial interest (the “Classes”) that each of the constituent Funds of the Trust specified on Schedule A attached hereto (the “Funds”) may issue from time to time.

SECTION 1.                            CLASS DESIGNATIONS

The types of Classes are “Investor Shares,” “Advisor Shares,” and “R6 Shares.”

Each Class has a different arrangement for shareholder services or distribution or both, as described in this Section 1, and each Class is subject to such investment minimums and other conditions of eligibility as are set forth in the Trust’s prospectus(es) as from time to time in effect (together with the Trust’s statement(s) of additional information as from time to time in effect, the “Prospectus”).  Each Fund may offer such Classes of shares to such classes of persons as are set forth in the Prospectus.  The Trust may from time to time determine to modify such investment minimums and conditions for eligibility as set forth in the Prospectus from time to time.

(a)                                 R6 SHARES — are offered with no sales charges, distribution expenses, or shareholder service expenses.  The investment minimum for such shares of each Fund may be significantly higher than that for both Advisor Shares and Investor Shares for such Fund, subject to reduction or waiver by Schroder Fund Advisors LLC (“Schroder Fund Advisors”).

(b)                                 INVESTOR SHARES — are offered with no sales charges or distribution expenses, but are subject to a shareholder service plan whereby each Fund, with respect to its Investor Shares, may make payments to Schroder Fund Advisors, Schroder Investment Management North America Inc. (“Schroders”), and such other entities as may from time to time provide services and/or incur expenses directly or indirectly supporting or relating to the shareholder servicing function for Investor Shares.  The investment minimum for such shares of each Fund may be significantly higher than that for Advisor Shares for such Fund, subject to reduction or waiver by Schroder Fund Advisors.

(c)                                  ADVISOR SHARES — are offered with no sales charges, but are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act.  In addition, Advisor Shares are subject to a shareholder service plan whereby each Fund, with respect to its Advisor Shares, may make payments to Schroder Fund Advisors, Schroders, and such other entities as may from time to time provide services and/or incur expenses directly or indirectly supporting or relating to the shareholder servicing function for Advisor Shares.  The investment minimum for Advisor Shares of each Fund may be significantly lower than that for both Investor Shares and R6 Shares for such Fund.

SECTION 2.                            VOTING

Each Class shall have the voting rights set out in the Agreement and Declaration of Trust of the Trust and the Bylaws of the Trust, as they may be amended from time to time.

SECTION 3.                            EXPENSES

(a)                                 DISTRIBUTION EXPENSES.  All expenses incurred under a Class’s distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

(b)                                 SHAREHOLDER SERVICE EXPENSES.  All expenses incurred under a Class’s shareholder service plan shall be allocated to that Class.

(c)                                  OTHER CLASS EXPENSES.  The following expenses, to the extent they are determined by the Trustees, or by Schroder Fund Advisors or Schroders, to have been incurred by or in respect of one but not all Classes of a Fund or otherwise unequally as between such Classes (collectively with expenses under Section 3(a) and 3(b), the “Class Expenses”), shall be allocated as between the Classes in accordance with such determination (or in such other manner as the Trustees may in their discretion consider fair and equitable to each):

(i)                                     Administration, transfer agent, sub-administration, sub-transfer agency, or other shareholder service fees and expenses;

(ii)                                  Litigation, legal, and audit fees;

(iii)                               State and foreign securities registration fees;

(iv)                              Shareholder report expenses;

(v)                                 Trustee fees and expenses;

(vi)                              Preparation, printing, and related fees and expenses for proxy statements and, with respect to current shareholders, prospectuses and statements of additional information;

(vii)                           Expenses incurred in connection with shareholder meetings; and

(viii)                        Subject to approval by the Trustees, such other fees and expenses as Schroder Fund Advisors or Schroders, pursuant to Rule 18f-3, deems to be allocable to specified Classes.

(d)                                 CLASS EXPENSES ALLOCATIONS.  Class Expenses are to be borne solely by the Class to which they are determined to relate.

SECTION 4.                            OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

(a)                                 EXPENSES ALLOCABLE TO MORE THAN ONE FUND.  Expenses incurred by the Trust on behalf of a Fund shall be allocated to that Fund, and expenses incurred by the Trust on behalf of more than one Fund shall be allocated among the Funds that incurred the expenses based on the net asset values of the several Funds in relation to the aggregate net asset value of all Funds to which the expense relates, or on such other basis as the Trustees may in their discretion consider fair and equitable to each.

(b)                                 OTHER ALLOCATIONS.  Income, realized and unrealized capital gains and losses, and expenses other than Class Expenses related to a Fund shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund, or on such other basis as the Trustees may in their discretion consider fair and equitable to each.

(c)                                  WAIVERS AND REIMBURSEMENTS.  Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by a Fund or Class to that person or to reimburse any or all expenses of a Fund or Class.

SECTION 5.                            EXCHANGES

Shareholders of a Class may, as and to the extent permitted by the Prospectus, exchange their shares for shares of the same Class of any other Fund in accordance with Section 11(a) of the Act and the rules thereunder.

SECTION 6.                            CONVERSIONS

Shareholders of a Class may, as and to the extent permitted by the Prospectus, convert their shares into shares of a different Class of the same Fund.  All conversions shall be effected on the basis of the relative net asset values of the two Classes of shares without the imposition of any sales load, fee, or other charge.  There are currently no automatic conversion features between the Classes.

SCHEDULE A

CONSTITUENT FUNDS OF SCHRODER SERIES TRUST

Fund	Date Subject to Plan	Class(es)
Schroder Total Return Fixed Income Fund	December 9, 2003*	Advisor, Investor
Schroder Emerging Market Equity Fund	March 31, 2006*; December [ ], 2014**	Advisor, Investor, R6
Schroder U.S. Small and Mid Cap Opportunities Fund	March 31, 2006; December [ ], 2014**	Advisor, Investor, R6
Schroder International Multi-Cap Value Fund	August 1, 2006*; December [ ], 2014**	Advisor, Investor, R6
Schroder Absolute Return EMD and Currency Fund	December 6, 2011; December [ ], 2014**	Advisor, Investor, R6
Schroder Emerging Market Multi-Cap Equity Fund	June 18, 2013*; December [ ], 2014**	Advisor, Investor, R6
Schroder Emerging Market Multi-Sector Bond Fund	June 18, 2013*; December [ ], 2014**	Advisor, Investor, R6
Schroder Global Multi-Asset Income Fund	June 16, 2014*; December [ ], 2014**	Advisor, Investor, R6
Schroder Global Strategic Bond Fund	June 16, 2014*; December [ ], 2014**	Advisor, Investor, R6
Schroder Broad Tax-Aware Value Bond Fund	December [ ], 2014*	Advisor, Investor
Schroder Long Duration Investment-Grade Bond Fund	December [ ], 2014	Investor

*   With respect to Advisor and Investor shares

** With respect to Advisor, Investor and R6 shares